EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders
   of Andrea Electronics Corporation
11-40 45th Road
Long Island City, New York


We consent to the incorporation by reference in this registration statement on Form S-8 of Andrea Electronics Corporation of our report dated
February 2, 1995, appearing in the Annual Report on Form 10-K of Andrea Electronics Corporation for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.




RAICH ENDE MALTER LERNER & CO.
Certified Public Accountants
East Meadow, New York
October 11, 1996